Exhibit 24

                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors of Aluminum Company of America (the "Company") hereby constitute and appoint JAN H. M. HOMMEN, ROBERT G. WENNEMER, EARNEST J. EDWARDS and BARBARA S. JEREMIAH, or any of them, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Company's Annual Report on Form 10-K for 1996, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the undersigned Directors of the Company to the Company's Annual Report on Form 10-K for 1996 to be filed with the Securities and Exchange Commission and to any instruments or documents filed as part of or in connection with any such Form 10-K; and the undersigned hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents on the date set opposite their names below.


/s/Kenneth W. Dam                          January 10, 1997
Kenneth W. Dam


/s/John P. Diesel                          January 10, 1997
John P. Diesel


/s/Jospeh T. Gorman                        January 10, 1997
Joseph T. Gorman


/s/Judith M. Gueron                        January 10, 1997
Judith M. Gueron


/s/Sir Ronald Hampel                       January 10, 1997
Sir Ronald Hampel


/s/John P. Mulroney                        January 10, 1997
John P. Mulroney



/s/Sir Arvi Parbo                          January 10, 1997
Sir Arvi Parbo



/s/Henry B. Schacht                        January 10, 1997
Henry B. Schacht



/s/Forrest N. Shumway                      January 10, 1997
Forrest N. Shumway



/s/Franklin A. Thomas                      January 10, 1997
Franklin A. Thomas



/s/Marina v.N. Whitman                     January 10, 1997
Marina v.N. Whitman